Exhibit 4.1

Warrant to Purchase Common Stock

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

THIS WARRANT IS NOT TRANSFERABLE TO ANY PERSON OR ENTITY OTHER THAN A LIQUIDATING TRUST OR OTHER SUCH VEHICLE ESTABLISHED BY TERACRUZ, INC., FOR THE PURPOSE OF DISSOLVING OR OTHERWISE WINDING UP ITS OPERATIONS, AND THEN ONLY IN COMPLIANCE WITH THE PROVISIONS HEREOF.

THIS WARRANT IS SUBJECT TO CANCELLATION IN WHOLE OR IN PART IN CONNECTION WITH THE INDEMNIFICATION PROVISIONS OF THAT CERTAIN ASSET PURCHASE AGREEMENT, DATED AS OF OCTOBER 29, 2004, BY AND BETWEEN CROSSROADS SYSTEMS, INC. AND TERACRUZ, INC. AS A RESULT, THIS WARRANT MAY NEVER BECOME EXERCISABLE FOR ANY SHARES OF THE COMMON STOCK OF CROSSROADS SYSTEMS, INC.

No. — TC-001 —	October 29, 2004

WARRANT TO PURCHASE COMMON STOCK

OF

CROSSROADS SYSTEMS, INC.

267,176 Shares of the Common Stock of Crossroads Systems, Inc.

     THIS CERTIFIES THAT, for value received, TERACRUZ, INC. (“Teracruz” and together with its permitted registered assigns, the “Holder”), during the term of this Warrant as set forth in Section 1, is entitled to purchase from CROSSROADS SYSTEMS, INC., a Delaware corporation, the “Company”), for value received, up to 267,176 shares (the “Warrant Shares”) of the Common Stock of the Company, $0.001 par value (the “Common Stock”), upon surrender hereof, at the principal office of the Company referred to below, with a duly executed Notice of Exercise in the form attached, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price set forth in Section 2. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided herein.

The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall become exercisable upon the earlier to occur of:

        (a) October 29, 2005; or

        (b) A Change in Control of the Company. A “Change in Control” means a change in the ownership or control of the Company effected through any of the following transactions: (A) a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned Company’s outstanding voting securities immediately prior to such transaction; (B) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets; or (C) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

     The right to exercise this Warrant shall expire at 5:00 p.m. (Austin, Texas time), October 29, 2009 unless such day is not a business day, in which case the date shall be the next succeeding business day in the state of the Company’s principal office.

     2. Exercise Price. The purchase price per share for the Common Stock purchased under this Warrant shall be $1.38 (the “Exercise Price”), subject to adjustment as provided under Section 14(a).

     3. Exercise of Warrant.

        (a) Method of Exercise. The purchase rights represented by this Warrant are exercisable, in whole or in part, by Holder by delivery of a Notice of Exercise, the form of which is attached hereto as Exhibit A-1, duly completed and executed on behalf of the Holder, at the office of the Company, and upon payment of the aggregate Exercise Price respect to such Warrant Shares in cash or by check payable to the Company.

        (b) Net Exercise. In lieu of exercising this Warrant by payment of cash or check payable to the order of the Company pursuant to Section 3(a), the Holder may elect to receive that number of Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion attached hereto as

Exhibit A-2, in which event the Company will issue to the Holder, a number of Warrant Shares in accordance with the following formula:

X = Y(A-B)
A

Where,	X	=	The number of Warrant Shares to be issued to Holder;

	Y	=	The number of Warrant Shares for which the Warrant is being exercised;

	A	=	The fair market value of one Warrant Share as determined by the average closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market (or other securities exchange on which the Common Stock may then be traded) on the trading day immediately prior to the Company’s receipt of Notice of Conversion, or if the Common Stock shall not then be publicly traded, the fair market value of the Company’s Common Stock as determined in good faith by the Board of Directors of the Company; and

	B	=	The Exercise Price.

        (c) Other Matters. This Warrant shall be deemed to have been exercised as of the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issued upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

     4. Reduction in Number of Exercisable Shares. This Warrant and the number of shares of Common Stock for which it is exercisable are subject to the indemnification provisions of that certain Asset Purchase Agreement, dated as of October 29, 2004, by and between Teracruz and Crossroads (the “Asset Purchase Agreement”). In connection therewith, the number of shares of Common Stock for which this Warrant is initially exercisable may be reduced to zero by the obligations of Teracruz under the indemnification provisions of the Asset Purchase Agreement.

     5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement and if deemed necessary or appropriate by the Company a bond, reasonably satisfactory in form and substance (and if a bond by required, in amount) to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     7. No Rights as Stockholder. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

     8. Transfer of Warrant.

        (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder of this Warrant may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

        (b) Transferability and Nonnegotiability of Warrant. THIS WARRANT MAY NOT BE TRANSFERRED OR ASSIGNED IN WHOLE OR IN PART, EXCEPT TO A LIQUIDATING TRUST OR OTHER SUCH VEHICLE ESTABLISHED BY TERACRUZ FOR THE PURPOSE OF DISSOLVING OR OTHERWISE WINDING UP ITS OPERATIONS, AND SUCH ENTITY SHALL SIMILARLY AGREE TO BECOME BOUND HEREBY, AND IN ANY EVENT THIS WARRANT MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS BY THE TRANSFEROR AND THE TRANSFEREE (INCLUDING THE DELIVERY OF INVESTMENT REPRESENTATION LETTERS AND LEGAL OPINIONS REASONABLY SATISFACTORY TO THE COMPANY). Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

        (c) Compliance with Securities Laws.

    (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment, and not with a view toward distribution or resale in violation of applicable securities laws.

    (ii) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws and any other agreement between Holder and the Company:

    THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY OR THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

    (iii) In connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

          (A) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act. Holder represents that, together with its officers, directors and advisors, it has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the investment in the Warrant and the underlying shares. Holder also represents that it has not been organized for the purpose of acquiring the Warrant or the underlying shares.

          (B) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.

          (C) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register this Warrant or the shares issuable upon exercise thereof.

          (D) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

          (E) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

          (F) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (G) Holder represents and warrants that it does not have any pre-arranged plan of dissolution, liquidation or winding up, and that there exists no pre-arranged plan of distribution of the Warrant or the underlying shares, nor is there any plan or agreement for a pro rata distribution of the Warrant or the underlying shares to the security holders of Teracruz. Teracruz further represents and warrants that neither Teracruz nor its board of directors or stockholders have approved of any such plan of dissolution, liquidation, winding-up or distribution of the Warrant or the underlying shares, nor is any such plan or agreement contemplated at this time. Holder represents and warrants that the provisions of Section (a)(3) of Rule 145 promulgated under the Securities Act do not apply to the transaction pursuant to which the Warrant was issued.

     9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of Warrant Shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its corporate charter, if necessary, to provide sufficient reserves of Warrant Shares issuable upon exercise of the Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Warrant will be free from all taxes, liens and charges except for restrictions on transfer and any taxes, liens and charges imposed on the Holder unrelated to the Company’s issuance of shares upon exercise of the Warrant.

     10. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

        (a) Authorization. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive and other equitable remedies;

        (b) Reservation; Issuance. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, if and when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

        (c) No Conflicts. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s charter or bylaws; do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company; and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, and the filing of any registration statements required to be filed by the Company pursuant to any registration rights granted to Holder by the Company.

     11. Notices. All such notices, advices and communications hereunder shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing (which shall be effected by registered or certified mail, postage prepaid), on the third business day following the date of such mailing.

     12. Amendments. Any term of this Warrant may be amended with the written consent of the Company and the Holder of this Warrant.

     13. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

        (a) Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time while this Warrant is outstanding and unexpired, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (i) other or additional stock or other securities or property (other than cash) by way of dividend; or

          (ii) other or additional stock or other securities or property by way of stock-split, spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement;

        then and in each such case the Holder, upon the exercise hereof, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the original issue date he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the original issue date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and properties receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 13.

        (b) No Impairment. The Company will not, by amendment to its certificate of incorporation or through any reorganization, sale of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise; and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the full exercise of the Warrant.

        (c) Notices of Record Date, etc. In the event of:

          (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any conveyance of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation; or

          (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; (B) the date on which any such reorganization, reclassification, conveyance, consolidation, merger, dissolution, liquidation, or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, conveyance, consolidation, merger, dissolution, liquidation, or winding up; and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 15 days prior to the date therein specified.

     14. Miscellaneous.

        (a) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder and their respective permitted assigns.

        (b) Headings. The headings of the Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

        (c) Choice of Law. This Warrant and the performance or breach thereof shall be governed by and interpreted as to substantive matters in accordance with the applicable laws of the State of Delaware (excluding its choice of law rules).

* * * *

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: October     , 2004

CROSSROADS SYSTEMS, INC.
By:
Rob Sims
Chief Executive Officer

Address:	8300 N. MoPac Expressway Austin, Texas 78759 Fax: (512) 349-0304

ACKNOWLEDGED AND AGREED:

TERACRUZ, INC.

By:

Name:

Title:

EXHIBIT A-1

NOTICE OF EXERCISE

TO:	Crossroads Systems, Inc. 8300 N. MoPac Expressway Austin, Texas 78759 Attn: Secretary

     (1) The undersigned hereby irrevocably elects to purchase                      shares of Common Stock of Crossroads Systems, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the purchase price for such shares.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(address)

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

TERACRUZ, INC.

By:

Name:

Title:

Date:

EXHIBIT A-2

NOTICE OF CONVERSION

TO:	Crossroads Systems, Inc. 8300 N. MoPac Expressway Austin, Texas 78759 ATTN: Secretary

     (5) The undersigned hereby elects to convert the attached Warrant into                     shares (the “Shares”) of the Common Stock (the “Shares”) of Crossroads Systems, Inc. pursuant to Section 3(b)) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (6) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

     (7) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(address)

     (8) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

TERACRUZ, INC.

By:

Name:

Title:

Date:

Schedule 1

INVESTMENT REPRESENTATION STATEMENT

To:	Crossroads Systems, Inc.

Security:	Common Stock issuable upon exercise of Warrant dated October , 2004.

     In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

     (a) The Purchaser is aware of the Company business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Act”).

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant under which the Securities are being acquired. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Purchaser:

Date:

ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                      to make such transfer on the books of Crossroads Systems, Inc., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except in compliance with Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledge that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Signature: Name of Holder: Name of Authorized Representative, if a legal entity: Title of Representative: Date: